                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                                    Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                 SynQuest, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials:

    ----------------------------------------------------------------------------

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                                (SYNQUEST LOGO)

                                October 12, 2000

Dear Shareholder:

     You are cordially invited to attend the 2000 Annual Meeting of Shareholders of SynQuest, Inc. to be held on November 16, 2000 at 3500 Parkway Lane, Suite 555, Norcross, Georgia 30092. The meeting will begin promptly at 9:00 a.m., local time, and we hope that it will be possible for you to attend.

     The items of business are listed in the following Notice of Annual Meeting and are more fully addressed in the Proxy Statement provided herewith.

     Please date, sign, and return your proxy card in the enclosed envelope at your convenience to assure that your shares will be represented and voted at the Annual Meeting even if you cannot attend. If you attend the Annual Meeting, you may vote your shares in person even though you have previously signed and returned your proxy card.

     On behalf of your Board of Directors, thank you for your continued support and interest in SynQuest, Inc.

                                                 Sincerely,

                                                 /s/ Joe Trino
                                                 Joseph Trino
                                                 Chairman and Chief Executive
                                                 Officer

                                (SYNQUEST LOGO)

                                 SYNQUEST, INC.
                             ---------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD NOVEMBER 16, 2000
                             ---------------------

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of SynQuest, Inc. will be held at 3500 Parkway Lane, Suite 555, Norcross, Georgia 30092, on November 16, 2000 at 9:00 a.m., local time, for the following purposes:

          (1) To elect our board of directors to serve until the 2001 Annual Meeting of Shareholders;

          (2) To approve the Amended and Restated 1997 Stock Option Plan; and

          (3) To transact such other business as may properly come before the meeting or any adjournment thereof.

     Only the holders of record of common stock of SynQuest, Inc. at the close of business on September 25, 2000 are entitled to notice of and to vote at the Annual Meeting of Shareholders and any adjournment thereof. A list of shareholders as of the close of business on September 25, 2000 will be available at the Annual Meeting of Shareholders for examination by any shareholder, his or her agent, or his or her attorney.

     Your attention is directed to the Proxy Statement provided with this Notice.

                                          By Order of the Board of Directors,

                                          /s/ John Bartels

                                          John Bartels
                                          Executive Vice President, Finance and
                                          Administration and Secretary

Norcross, Georgia
October 12, 2000

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE, WHICH DOES NOT REQUIRE ANY POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE MEETING, YOU MAY REVOKE THE PROXY AND VOTE YOUR SHARES IN PERSON.

                                 SYNQUEST, INC.
                          3500 PARKWAY LANE, SUITE 555
                            NORCROSS, GEORGIA 30092
                             ---------------------

                                PROXY STATEMENT
                             ---------------------

                       FOR ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD NOVEMBER 16, 2000
                             ---------------------

     The 2000 Annual Meeting of Shareholders of SynQuest, Inc. will be held on November 16, 2000, at 3500 Parkway Lane, Suite 555, Norcross, Georgia 30092, beginning promptly at 9:00 a.m. local time. The enclosed form of proxy is solicited by our board of directors. It is anticipated that this proxy statement and the accompanying proxy card will first be mailed to holders of our common stock on or about October 12, 2000.

                               ABOUT THE MEETING

WHY AM I RECEIVING THIS PROXY STATEMENT AND PROXY CARD?

     You are receiving a proxy statement and proxy card because you own shares of common stock of SynQuest, Inc. This proxy statement describes issues on which we would like you, as a shareholder, to vote. It also gives you information on these issues so that you can make an informed decision.

     When you sign the proxy card, you appoint Joseph Trino and John Bartels as your representatives at the meeting. Mr. Trino and Mr. Bartels will vote your shares, as you have instructed them on the proxy card, at the meeting. This way, your shares will be voted whether or not you attend the annual meeting. Even if you plan to attend the meeting, it is a good idea to complete, sign and return your proxy card in advance of the meeting in case your plans change.

     If an issue comes up for vote at the meeting that is not on the proxy card, Mr. Trino and Mr. Bartels will vote your shares, under your proxy, in accordance with their best judgment.

WHAT AM I VOTING ON?

     You are being asked to vote on (1) the election of our directors and (2) the Amended and Restated 1997 Stock Option Plan. No cumulative voting rights are authorized and dissenters' rights are not applicable to these matters.

WHO IS ENTITLED TO VOTE?

     Shareholders as of the close of business on September 25, 2000 are entitled to vote. This date is referred to as the record date. Each share of common stock is entitled to one vote except that Warburg, Pincus Investors, L.P. may not vote in excess of 50% of the shares of SynQuest eligible to vote regardless of the number of shares it owns. All shares of common stock owned by Warburg, Pincus that would represent in excess of 50% of the shares eligible to vote shall be considered nonvoting shares.

HOW DO I VOTE?

     You may vote by mail. You do this by signing your proxy card and mailing it in the enclosed, prepaid and addressed envelope. If you mark your voting instructions on the proxy card, your shares will be voted as you instruct. If you return a signed card but do not provide voting instructions, your shares will be voted "FOR" the named nominees and "FOR" the Amended and Restated 1997 Stock Option Plan.

     You may vote in person at the meeting. Written ballots will be passed out to anyone who wants to vote at the meeting. If you hold your shares in "street name" (through a broker or other nominee), you must request a legal proxy from your stockbroker in order to vote at the meeting.

HOW MANY VOTES DO YOU NEED TO HOLD THE MEETING?

     Shares are counted as present at the meeting if the shareholder either is present and votes in person at the meeting or has properly submitted a proxy card.

     As of September 25, 2000, there were 28,548,190 shares of our common stock issued and outstanding. A majority of our outstanding shares as of the record date, equal to 14,274,096 shares, must be present at the meeting either in person or by proxy in order to hold the meeting and conduct business. This is called a quorum.

WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE PROXY CARD?

     It means that you have multiple accounts at the transfer agent and/or with brokers. Please sign and return all proxy cards to ensure that all your shares are voted. You may wish to consolidate as many of your transfer agent or brokerage accounts as possible under the same name and address for better customer service.

WHAT IF I CHANGE MY MIND AFTER I RETURN MY PROXY?

     You may revoke your proxy and change your vote at any time before the polls close at the meeting. You may do this by:

     - sending written notice to our Corporate Secretary at 3500 Parkway Lane, Suite 555, Norcross, Georgia 30092;

     - signing another proxy card with a later date; or

     - voting again at the meeting.

WILL MY SHARES BE VOTED IF I DO NOT SIGN AND RETURN MY PROXY CARD?

     If your shares are held in street name, your brokerage firm may vote your shares under certain circumstances. These circumstances include certain "routine" matters, such as the election of directors. Therefore, if you do not vote your proxy, your brokerage firm may either vote your shares on routine matters, or leave your shares unvoted. When a brokerage firm votes its customers' unvoted shares on routine matters, these shares are counted for purposes of establishing a quorum to conduct business at the meeting.

     A brokerage firm cannot vote customers' shares on non-routine matters. Therefore, if your shares are held in street name and you do not vote your proxy, your shares will not be voted on non-routine matters and will not be counted in determining the number of shares necessary for approval. Shares represented by such "broker non-votes" will, however, be counted in determining whether there is a quorum.

HOW MANY VOTES MUST THE NOMINEES FOR DIRECTOR RECEIVE TO BE ELECTED?

     The six nominees receiving the highest number of affirmative votes will be elected as directors. This number is called a plurality.

WHAT HAPPENS IF A NOMINEE IS UNABLE TO STAND FOR RE-ELECTION?

     The board of directors may, by resolution, provide for a lesser number of directors or designate a substitute nominee. In the latter event, shares represented by proxies may be voted for a substitute nominee. Proxies cannot be voted for more than six nominees.

HOW MANY VOTES MUST THE AMENDED AND RESTATED 1997 STOCK OPTION PLAN RECEIVE TO PASS?

     The Amended and Restated 1997 Stock Option Plan must receive a greater number of votes cast in favor of the matter than the number of votes cast opposing the matter.

HOW MAY I VOTE?

     Election of Director. You may vote "FOR," or you may "WITHHOLD AUTHORITY" on voting for each nominee. A properly executed proxy marked "WITHHOLD AUTHORITY" will not be voted, although it will be counted for purposes of determining whether there is a quorum. If you just sign your proxy card with no further instructions, your shares will be counted as a vote "FOR" the nominees for director.

     Amended and Restated 1997 Stock Option Plan. You may vote "FOR," or you may vote "AGAINST" the Amended and Restated 1997 Stock Option Plan. If you just sign your proxy card with no further instructions, your shares will be counted as a vote "FOR" the Amended and Restated 1997 Stock Option Plan.

IS MY VOTE CONFIDENTIAL?

     Yes. Only the inspector of elections, an Assistant Vice President at SunTrust Bank, and certain SynQuest employees will have access to your card. The inspector of elections will tabulate and certify the vote. All comments will remain confidential, unless you ask that your name be disclosed.

WHERE DO I FIND THE VOTING RESULTS OF THE MEETING?

     We will announce preliminary voting results at the meeting and will publish the final results in our quarterly report on Form 10-Q for the quarter ending December 31, 2000. The report will be filed with the Securities and Exchange Commission, and you can get a copy by contacting our Investors Relations Department at (770) 325-2000, the Securities and Exchange Commission at (800) SEC-0330 for the location of the nearest public reference room, or through the SEC's EDGAR system at www.sec.gov.

                             ELECTION OF DIRECTORS

     Under our Articles of Incorporation and Bylaws, our board of directors determines the number of directors. The size of the board of directors has been set at seven. The directors listed below have been nominated to stand for re-election as directors at the annual meeting to serve until the annual meeting of shareholders in 2001, or until their successors are duly elected and qualified.

     Currently, one seat on the board of directors is vacant. The board of directors anticipates filling the remaining vacancy during fiscal 2001. Shareholders will not be entitled to nominate or cast votes at the annual meeting for a director to fill the remaining vacancy on the board of directors.

     Except as otherwise provided herein, the proxy cannot be voted for the election of a person to fill a directorship for which no nominee is named in this proxy statement. The board of directors has no reason to believe that the nominees for director will be unavailable for election as directors. However, if at the time of the annual meeting any nominee should be unable to serve or, for good cause, will not serve, the persons named in the proxy will vote as recommended by the board of directors to elect a substitute nominee recommended by the board of directors. In no event, however, can a proxy be voted to elect more than six directors.

     The following list sets forth the names of the nominees for re-election to the board of directors to serve until the annual meeting of shareholders in 2001, or until their successors are duly elected and qualified. This list also contains, as to the nominees, certain information that has been furnished by the respective individuals.

     Joseph Trino, age 51, has been our Chairman of the Board since September 2000 and our Chief Executive Officer since July 1996. He has been a director since May 1994. Mr. Trino was our President from May 1994 to December 1999. From April 1992 to December 1993, Mr. Trino was President of Kaseworks, Inc., an Atlanta-based provider of application development tools. From January 1980 to April 1992, he was employed at Dun & Bradstreet Software Inc. From December 1988 to April 1992, Mr. Trino was President of Dun & Bradstreet Software's Manufacturing Systems Business Unit. Mr. Trino received a B.S. in Finance and Administration from Syracuse University.

     Paul Bender, age 64, has been President of Bender Consulting, a consulting division of our company, since June 1997 and a director since March 1998. From 1982 to June 1997, Dr. Bender was President of Bender Management Consultants Inc. which was the predecessor to Bender Consulting. He is a founding member of the Council of Logistics Management and the Institute of Management Consultants. Dr. Bender received a B.A. and an M.S. in Electrical Engineering and a Ph.D. in Mathematics from the Swiss Institute of Technology.

     Henry Kressel, age 66, has served on our board of directors since May 1994. Dr. Kressel has been employed by E.M. Warburg, Pincus & Co., LLC, an investment firm, since 1983 and has been a Managing Director of E.M. Warburg, Pincus since 1985. Prior to 1983, Dr. Kressel was Staff Vice President for research and development in solid state technology at RCA Corporation. Dr. Kressel also serves as a director of Alysis Technologies Inc., a software development company; EarthWeb, Inc.; Nova Information Systems, Inc.; and several privately-held companies. Dr. Kressel received a B.A. from Yeshiva University, an M.S. in Applied Physics from Harvard University, a Ph.D. in Engineering from the University of Pennsylvania and an M.B.A. from The Wharton School of Business at the University of Pennsylvania.

     Joseph Landy, age 39, has served on our board of directors since August 1994. Since 1985, Mr. Landy has been employed by E.M. Warburg, Pincus and has been an Executive Managing Director of E.M. Warburg, Pincus since September 2000. From 1994 to September 2000, Mr. Landy was a Managing Director at E.M. Warburg, Pincus. Throughout his career at E.M. Warburg, Pincus, Mr. Landy has focused on investments in information technology, the Internet and communications. He also serves as a director of Indus International, The Cobalt Group and several privately-held companies. Mr. Landy received a B.S. in Economics from The Wharton School of Business at the University of Pennsylvania and an M.B.A. from the Stern School of Business of New York University. He also serves on the board of The New York Venture Capital Forum.

     Edward Scott, Jr., age 62, has served on our board of directors since February 2000. Mr. Scott founded BEA Systems, Inc. with two other individuals in early 1995. Mr. Scott served as Executive Vice President for BEA's Worldwide Field Operations from April 1995 to September 1999, where he supervised BEA's sales, marketing and services operations. From September 1990 to April 1995, Mr. Scott was Executive Vice President in charge of Worldwide Sales and Marketing at Pyramid Technology. Mr. Scott was a founder of Sun Microsystems' federal division, Sun Federal. Before his career in the high-technology industry, Mr. Scott was an executive in the U.S. Federal Government for 17 years. In his last two government assignments, he served as Deputy Assistant Attorney General in the U.S. Department of Justice and as Assistant Secretary for Administration in the U.S. Department of Transportation. Mr. Scott has a B.A. in Communication Arts and an M.A. in Political Science from Michigan State University, as well as a B.A. in Philosophy, Politics and Economics from Oxford University in England.

     Peter J. Tarrant, age 54, has served on our board of directors since October 2000. Since January 1999, Mr. Tarrant has been the Vice President, e-business marketing, for IBM Corporation. In this position, he is responsible for the strategy and marketing direction of IBM initiatives for the e-business market. From January 1996 to December 1998, he was General Manager, e-business Solutions for the Americas geography where he was responsible for sales of IBM services, servers and software in the emerging e-business marketplace. From January 1993 to December 1995, he was Vice President, Client/Server Marketing, for IBM United States. From September 1988 to December 1991, he was Director, Enterprise Systems Marketing in the Enterprise Systems line of business and, from December 1991 to December 1992, he was Director, Open Systems Marketing, in the Programming Systems line of business. From July 1969 to September 1988, Mr. Tarrant served in various other positions at IBM. Mr. Tarrant earned a B.A. in mathematics from St. Michael's College and an M.B.A. from the University of Rochester.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR EACH OF MESSRS. TRINO, BENDER, KRESSEL, LANDY, SCOTT AND TARRANT TO HOLD OFFICE UNTIL THE ANNUAL MEETING OF SHAREHOLDERS IN 2001 OR UNTIL HIS SUCCESSOR IS ELECTED AND QUALIFIED.

MEETINGS OF THE BOARD OF DIRECTORS

     During fiscal 2000, the board of directors held nine meetings. Mr. Trino, Dr. Kressel and Mr. Landy attended all of the board meetings in fiscal 2000. Dr. Bender attended approximately 67% of the board meetings in fiscal 2000. Mr. Scott was not elected as a director until the third quarter of fiscal 2000. Mr. Scott attended 75% of the meetings in fiscal 2000 that he was eligible to attend. Mr. Tarrant was not a director during fiscal 2000.

COMMITTEES OF THE BOARD OF DIRECTORS

     Audit Committee. During fiscal 2000, we did not have an Audit Committee. The board of directors established an Audit Committee in October 2000 that consists solely of independent directors. The Audit Committee is responsible for:

     - recommending to the board the firm to be employed as our independent public accountants;

     - meeting with our independent public accountants at least annually to review with the independent auditor our financial statements and internal accounting controls and review the plans and results of the audit engagement;

     - approving the professional services provided by the independent auditor;

     - reviewing the independence of the independent auditor;

     - considering the range of audit and non-audit fees; and

     - reviewing the adequacy of our internal accounting controls.

     Compensation Committee. During fiscal 2000, we did not have a Compensation Committee. The board of directors established a Compensation Committee in October 2000 that consists solely of independent directors. The Compensation Committee is responsible for:

     - reviewing, approving, recommending and reporting to the Chief Executive Officer and the board of directors matters regarding the compensation of our Chief Executive Officer and other key executives and compensation levels or plans affecting the compensation of our other employees; and

     - granting options under the Amended and Restated 1997 Stock Option Plan.

     We do not have a nominating committee.

COMPENSATION OF DIRECTORS

     Our employee directors do not receive cash compensation for their services as directors but are reimbursed for their reasonable and necessary expenses for attending board and committee meetings. Non-employee directors are members of the board who are not our employees, or employees of any parent, subsidiary or affiliate of our company. Commencing in fiscal 2001, our non-employee directors will receive a $1,000 fee for each meeting of the board (telephonic or in person) plus reasonable and necessary expenses. Our non-employee directors will also receive a $300 fee plus reasonable and necessary expenses for each committee meeting (telephonic or in person) that does not take place on the same day as a full board meeting.

     Non-employee directors will be eligible to participate in our stock option plan. On the later of the day that a non-employee director is elected to the board or the effective date of the plan, he or she will be granted options to purchase 40,000 shares of common stock, which vest in four equal increments commencing one year from the date of the grant. In addition, every four years such director will be granted options to purchase an additional 40,000 shares of common stock, which vest in four equal increments commencing one year from the date of the grant. Vesting of all such options is contingent on the director still serving as such on the vesting date. The exercise price of the options will be the fair market value of our common stock on the date of grant.

                                APPROVAL OF THE
                  AMENDED AND RESTATED 1997 STOCK OPTION PLAN

     We adopted the 1997 Stock Option Pan to attract and provide incentives to key employees and directors. Key employees are defined as employees of SynQuest or any parent or subsidiary of SynQuest, or non-employee consultants retained by SynQuest or any parent or subsidiary of SynQuest, who, in the judgment of the board of directors acting in its absolute discretion, are key to the success of SynQuest or a parent or subsidiary. The plan provides for the grant of options to purchase a specified number of shares of common stock. Options granted under the plan may be qualified as "incentive stock options" within the meaning of
Section 422 of the Internal Revenue Code of 1986, as amended or nonqualified options, provided that only employees may be granted incentive stock options under the plan. Under the plan, the total number of shares that may be granted is equal to 3,800,000 shares of common stock. As of September 30, 2000, approximately 211 employees are eligible to participate in the plan. We cannot predict the number of options that will be granted to our key employees.

     The Amended and Restated 1997 Stock Option Plan primarily would (a) increase the number of shares reserved for issuance thereunder from 3,800,000 to 5,000,000 shares, (b) provide for a 700,000 share cap on the number of shares of common stock for which stock options may generally be granted to an employee in any one calendar year unless the board of directors determines that exceeding the cap is in SynQuest's best interest and (c) provide for an automatic grant to non-employee directors of options to purchase 40,000 shares of our common stock every four years. The material features of the plan, assuming approval of the Amended and Restated 1997 Stock Option Plan, are outlined below. The summary is qualified in its entirety by reference to the Amended and Restated 1997 Stock Option Plan, a copy of which is attached hereto as Annex A.

COMMITTEE

     The plan is administered by the board of directors. The board of directors, or an independent committee of the board of directors, selects the recipients of options and restricted stock and determines (1) the amount of common stock subject to each option, (2) the vesting schedule of the option, (3) the exercise price of each option (which cannot be less than 100% of the fair market value at the date of grant if it is an incentive stock option under the applicable tax laws), and (4) the duration of the option (which cannot exceed 10 years from the date of grant). The board of directors has authority to construe the plan and all options granted under it, to prescribe, amend and rescind rules and regulations relating to the plan, to determine the terms and provisions of the options granted under the plan (which need not be identical) and to make all other determinations necessary or advisable for administering the plan.

STOCK AVAILABLE FOR ISSUANCE UNDER THE AMENDED AND RESTATED 1997 STOCK OPTION
PLAN

     Under the Amended and Restated 1997 Stock Option Plan, the total number of shares that may be granted under the plan is 5,000,000 shares of common stock. As of September 25, 2000, (1) 195,099 shares of common stock were reserved for issuance pursuant to options not yet granted under the plan and (2) 3,604,901 shares of common stock were issuable upon the exercise of outstanding options under the plan. Therefore, giving effect to the Amended and Restated 1997 Stock Option Plan, there would be 1,395,099 shares of common stock available for future issuance. If any option granted under the plan for any reason expires or otherwise terminates without having been exercised in full, the stock not purchased under such option again becomes available for issuance under the plan. The stock subject to the plan may be unissued shares of common stock or shares of issued common stock held in our treasury, or both.

DIRECTOR GRANTS

     Non-employee directors are granted an initial non-qualified option to purchase 40,000 shares of common stock on the later of the first day of service on the board of directors or the effective date of the plan. These options vest in four equal increments commencing one year from the date of grant. In addition, every four years such director will be granted a non-qualified option to purchase 40,000 shares of common stock, which vest in four equal increments commencing one year from the date of grant. Vesting of all such options is contingent on the director still serving as such on the vesting date. The exercise price of the options will be the fair market value of our common stock on the date of grant.

TERMINATION AND AMENDMENT

     Unless sooner terminated by our board of directors, the plan will terminate on June 4, 2007. The board of directors under certain circumstances may amend any award theretofore granted. Furthermore, shareholder approval is required of any amendment to (1) increase the number of shares of common stock reserved for issuance under the plan, (2) change the class of employees eligible to participate in the plan or (3) comply with applicable rules that require shareholder approval.

ELIGIBILITY

     Participants in the plan, who may be key employees or directors of SynQuest or its subsidiaries, are selected by the committee or the board of directors, as applicable. No key employee may be granted, in any calendar year, an option to purchase more than 700,000 shares of common stock unless the board of directors in its discretion determines that exceeding the grant cap is in SynQuest's best interest. In the case of incentive stock options, if the aggregate fair market value (valued on the date of the grant of the option) of the stock with respect to which incentive stock options are exercisable for the first time by an optionee during any calendar year exceeds $100,000, any options which otherwise qualify as incentive stock options to the extent of the excess will be treated as nonqualified options.

EXERCISE OF OPTIONS

     In granting an option, the committee or the board of directors, as applicable, will designate whether the option is an incentive stock option or a non-qualified stock option and fix the number of shares of our common stock that the grantee may purchase on exercise of the option and the price at which the shares may be purchased. For incentive stock options, such price may not be less than 100% of the fair market value of our common stock on the date of grant of the option and, if the optionee owns 10% or more of the total combined voting power of all classes of stock of SynQuest (using the attribution of stock ownership rules of Section 424(b) of the Internal Revenue Code), the option price shall not be less than 110% of the fair market value of our common stock on the date of grant. For non-qualified stock options, such price may be less than fair market value but shall not be less than adequate consideration as determined by the committee or the board of directors. An option also may include a right to exercise the option for cash or for cash and common stock subject to the terms and conditions set forth in the plan.

TERMS OF OPTIONS

     The committee or the board of directors, as applicable, in its discretion, may grant options under the plan subject to such terms and conditions as the committee or the board of directors deems consistent with the terms of the plan and not inconsistent with applicable provisions of the Internal Revenue Code. The committee or the board of directors, as applicable, shall determine when each option shall expire (to the extent not fully exercised), which date shall be no later than the tenth anniversary of the date the option is granted or no later than the fifth anniversary of the date the incentive stock option is granted if granted to an employee that is a ten percent shareholder, and on what schedule such options may be exercised. Upon exercise of an option, the holder must make payment in full of the option price for the shares of our common stock purchased in cash or in the equivalent fair market value of shares of common stock, if the individual option grant allows such payment in lieu of cash.

     Nonqualified stock options and incentive stock options are exercisable during the lifetime of the optionee only by the optionee, except that (a) an option may be transferred by will or by the laws of descent and distribution, and (b) for nonqualified options only, the option may be transferred to an entity if all of the beneficial interests of the transferee are held by the key employee, his or her spouse and/or his or her direct lineal descendants. However, the committee or the board of directors, as applicable, may, in its discretion, determine that a particular nonqualified stock option may be transferred. No option is exercisable on or after the tenth anniversary of the grant of the option. We receive no consideration for the grant of the options to optionees other than the services of the optionees to SynQuest.

CHANGE OF CONTROL

     If (a) we sell all or substantially all of our assets within a 12 month period, (b) our shareholders sell within a 12 month period more than 50% of our issued and outstanding voting stock to a single entity which is not a shareholder or is not controlled by a shareholder, (c) we agree to any merger, reorganization, exchange of stock or other business combination which results in the then existing shareholders of SynQuest owning less than 51% of the total issued and outstanding capital stock of the surviving entity or (d) we issue capital stock which causes our then existing shareholders to own less than 51% of our total issued and outstanding capital stock, then all options previously granted, whether or not fully vested, shall be exercisable in full.

FEDERAL INCOME TAX CONSEQUENCES

     The following is a brief general summary of federal income tax consequences applicable to options granted under the plan to individuals who are both citizens and residents of the United States, based on current federal income tax laws, regulations (including proposed regulations), and judicial and administrative interpretations thereof. The federal income tax law and regulations are frequently amended, and such amendments may or may not be retroactive. In addition, individual circumstances also may vary these results.

     Nonqualified Stock Options. An individual receiving a nonqualified stock option under the plan does not recognize taxable income on the date of grant of the option, assuming (as is usually the case with plans of this type) that the option does not have a readily ascertainable fair market value at the time it is granted. However, the individual must generally recognize ordinary income at the time of exercise of the nonqualified stock option in an amount equal to the excess of the fair market value of the common stock on the date of exercise over the option exercise price. The amount of ordinary income recognized by an individual normally is deductible by us in the year that the income is recognized by the individual, provided applicable federal income tax reporting requirements are satisfied. Upon subsequent disposition of the common stock, any further gain or loss is taxable either as a short-term or long-term capital gain or loss, depending upon the length of time that the shares of common stock are held.

     Incentive Stock Options. An optionee who is granted an incentive stock option under the plan generally does not recognize taxable income either on the date of grant of the option or on the date of its exercise. However, the excess of the fair market value of the common stock received upon the exercise of the incentive stock option over the option exercise price is includable in the optionee's alternative minimum taxable income, and an optionee's federal income tax liability may be increased as a result under the alternative minimum tax rules of the Internal Revenue Code.

     Upon the disposition of the common stock acquired upon exercise of an incentive stock option, long-term capital gain or loss will be recognized in an amount equal to the difference between the sales price and the option exercise price, provided that the optionee has not disposed of the common stock within two years after the date of grant of the option or within one year from the date of its exercise. If the optionee disposes of the common stock without satisfying both of such holding period requirements (a "disqualifying disposition"), the optionee generally will recognize ordinary income at the time of such disqualifying disposition to the extent of the lesser of (1) the excess of the fair market value of the common stock on the date the incentive stock option is exercised over the option exercise price or (2) the excess of the amount realized on such disqualifying disposition over the option exercise price. Any remaining gain or any net loss is treated as a short-term or long-term capital gain or loss, depending upon the length of time that the common stock is held. Unlike the case in which a nonqualified stock option is exercised, we are not entitled to a tax deduction upon either the timely exercise of an incentive stock option or upon disposition of the common stock acquired pursuant to such exercise, except to the extent that the optionee recognizes ordinary income in a disqualifying disposition (and applicable federal income tax reporting requirements are satisfied).

     Additional special rules not addressed above apply to an optionee who exercises an option by paying the option exercise price, in whole or in part, by the transfer of common stock to us.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE AMENDED AND RESTATED 1997 STOCK OPTION PLAN.

                      COMMON STOCK OWNERSHIP BY MANAGEMENT
                           AND PRINCIPAL SHAREHOLDERS

     The following table sets forth the beneficial ownership of shares of common stock as of September 25, 2000 for:

     - members of our board of directors;

     - our Chief Executive Officer and each of our four most highly compensated executive officers (collectively, the "Named Executive Officers");

     - our directors and executive officers as a group; and

     - each person who is a shareholder holding more than a 5% interest in our common stock.

     The number of shares used in calculating the percentage of shares beneficially owned by each person is based on an aggregate of 28,548,190 shares of common stock issued and outstanding as of

September 25, 2000. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each of the shareholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. This table is based upon information supplied by executive officers, directors and principal shareholders, and Schedules 13D and 13G filed with the SEC. Unless otherwise indicated, the business address of each person listed is: c/o SynQuest, Inc., 3500 Parkway Lane, Suite 555, Norcross, Georgia 30092.

                                                            OPTIONS
                                                          EXERCISABLE                  PERCENTAGE OF
                                               COMMON       WITHIN                      OUTSTANDING
                   NAME                        STOCK        60 DAYS         TOTAL         SHARES
                   ----                      ----------   -----------     ----------   -------------
DIRECTORS AND EXECUTIVE OFFICERS(1):
Joseph Trino...............................          --     1,063,457(2)   1,063,457        3.6%
Timothy Harvey.............................      20,000       294,985        314,985        1.1
Paul Bender................................     819,934            --        819,934        2.9
John Bartels...............................     177,560(3)    278,333        455,893        1.6
Fred Brown.................................          --       132,000        132,000          *
Henry Kressel(4)(5)........................  15,042,102            --     15,042,102       52.7
Joseph Landy(4)(5).........................  15,042,102            --     15,042,102       52.7
Edward Scott, Jr...........................     112,500            --        112,500          *
All executive officers and directors as a
  group (11 persons).......................  16,172,096     1,943,775     18,115,871       59.4
OTHER FIVE PERCENT SHAREHOLDERS:
Warburg, Pincus Investors, L.P.(4).........  15,042,102            --     15,042,102       52.7

---------------

  * Less than 1.0%.
(1) Peter J. Tarrant joined the board of directors in October 2000 and, as a result, is not included in the ownership table as of September 25, 2000.
(2) Mr. Trino has pledged the shares issuable upon the exercise of the first 300,000 of his options to Warburg, Pincus Investors pursuant to a stock pledge agreement dated June 19, 1998 as collateral for a promissory note dated June 19, 1998 in the amount of $138,750 held by Warburg, Pincus Investors.
(3) Mr. Bartels has pledged the shares of common stock to Warburg, Pincus Investors as collateral for a promissory note dated November 5, 1997 in the amount of $268,290 held by Warburg, Pincus Investors.
(4) The stockholder is Warburg, Pincus Investors, L.P. Warburg, Pincus & Co. is the sole general partner of Warburg, Pincus Investors. Warburg, Pincus Investors is managed by E.M. Warburg, Pincus & Co., LLC. Lionel I. Pincus is the managing partner of Warburg, Pincus & Co. and the managing member of E.M. Warburg, Pincus & Co., LLC and may be deemed to control both entities. The address of the Warburg, Pincus entities is 466 Lexington Avenue, New York, New York 10017.
(5) Messrs. Landy and Kressel are general partners of Warburg, Pincus & Co. and managing directors and members of E.M. Warburg, Pincus & Co., LLC. All shares indicated as owned by Messrs. Landy and Kressel are included because of their affiliation with the Warburg, Pincus entities. Messrs. Landy and Kressel disclaim beneficial ownership of all shares owned by the Warburg, Pincus entities.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth, for the last three fiscal years, compensation information for our Named Executive Officers whose salary and bonus compensation for the year ended June 30, 2000 ("fiscal 2000") exceeded $100,000.

                                                                                         LONG-TERM
                                                                                       COMPENSATION
                                                                    ANNUAL                AWARDS
                                                                 COMPENSATION      ---------------------
                                                     FISCAL   ------------------   SECURITIES UNDERLYING
NAME AND PRINCIPAL POSITION                           YEAR     SALARY     BONUS        OPTIONS/SARS
---------------------------                          ------   --------   -------   ---------------------
Joseph Trino.......................................   2000    $235,000   $80,000           40,000
  Chief Executive Officer and Chairman of             1999     220,000        --          129,000
  the Board                                           1998     211,250    40,000          457,000
Timothy Harvey.....................................   2000    $192,500   $70,000          100,000
  President and Chief Operating Officer               1999     185,000    50,000          102,000
                                                      1998     120,000    95,000          102,000
Paul Bender........................................   2000    $150,000   $25,000               --
  President, Bender Consulting                        1999     150,000        --               --
                                                      1998     150,000    68,705               --
John Bartels.......................................   2000    $200,000   $70,000           49,000
  Executive Vice President, Finance and               1999     200,000    35,000           17,000
  Administration                                      1998     133,333    28,333          267,000
Fred Brown.........................................   2000    $175,000   $20,000           50,000
  Senior Vice President, Field Services               1999     125,000    20,000           68,000
                                                      1998      95,000    55,000           45,000

OPTION GRANTS TABLE

     The following table sets forth information regarding option grants during fiscal 2000 to each of the Named Executive Officers.

                                       INDIVIDUAL GRANTS
                       -------------------------------------------------                 POTENTIAL REALIZABLE VALUE AT
                       NUMBER OF     % OF TOTAL                 MARKET                   ASSUMED ANNUAL RATES OF STOCK
                       SECURITIES     OPTIONS                  PRICE PER                     PRICE APPRECIATION FOR
                       UNDERLYING    GRANTED TO    EXERCISE    SHARE ON                           OPTION TERM
                        OPTIONS     EMPLOYEES IN   PRICE PER    DATE OF    EXPIRATION   --------------------------------
NAME                   GRANTED(1)   FISCAL 2000      SHARE       GRANT        DATE         0%       5%(2)       10%(2)
----                   ----------   ------------   ---------   ---------   ----------   --------   --------   ----------
Joseph Trino.........    40,000          4.6%        $8.00       $9.00(3)   05/15/10    $ 40,000   $266,402   $  613,747
Timothy Harvey.......   100,000         11.5          8.00        9.00(3)   05/15/10     100,000    666,005    1,534,368
Paul Bender..........        --           --            --          --            --          --         --           --
John Bartels.........    49,000          5.6          8.00        9.00(3)   05/15/10      49,000    326,343      751,840
Fred Brown...........    50,000          5.7          3.75        3.75      09/16/09          --    117,918      298,827

---------------

(1) Options granted in fiscal 2000 were made under the 1997 Stock Option Plan. These options:
     - were granted at an exercise price equal to 100% of the fair market value of the common stock on the date of the grant;
     - expire ten years from the date of the grant, unless otherwise earlier terminated in certain events related to termination of employment; and
     - vest in one third increments on the anniversary date of the grant, subject to the terms and conditions of the Plan.
(2) We are required by the Securities and Exchange Commission to use a 5% and 10% assumed rate of appreciation over the ten-year option term. This does not represent our estimate or projection of the future common stock price.
(3) Although we intended for the exercise price of our options to be equal to the market value on the date of grant, in connection with our initial public offering we agreed with the Securities and Exchange Commission to reflect a market value of our common stock as $9.00 per share as of the date these options were granted.

FISCAL YEAR-END OPTION VALUE TABLE

     The following table sets forth certain information concerning stock options values as of June 30, 2000 for each of the Named Executive Officers. The value of unexercised in-the-money options is calculated by subtracting the option exercise price from the closing price of the common stock on June 30, 2000, to get the "average value per option", and multiplying the average value per option by the number of shares underlying the exercisable and unexercisable options. The closing price of our common stock is assumed to be equal to $7.00, our initial public offering price. The amounts in this column may not represent amounts actually realized by the Named Executive Officers. None of our executive officers exercised any stock options in fiscal 2000.

                                                     NUMBER OF SECURITIES
                                                    UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                                       OPTIONS AT FISCAL           IN-THE-MONEY OPTIONS
                                                           YEAR-END                     AT YEAR-END
                                                  ---------------------------   ---------------------------
                      NAME                        EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
                      ----                        -----------   -------------   -----------   -------------
Joseph Trino....................................    868,124        278,333      $4,173,211      $991,415
Timothy Harvey..................................    226,985        202,000       1,059,249       416,500
Paul Bender.....................................         --             --              --            --
John Bartels....................................    183,667        149,333         779,168       423,582
Fred Brown......................................     77,667        110,333         348,168       407,582

EMPLOYMENT AGREEMENTS

     On November 1, 1997, we entered into employment agreements with Messrs. Trino and Bartels. The agreements are terminable at will by either party and contain two-year confidentiality provisions, a one-year non-competition provision and a one-year non-solicitation provision. In the event of Mr. Trino's termination without cause, he is entitled to a lump-sum severance payment equal to 100% of his then-current base salary. In the event of Mr. Bartels' termination without cause, he is entitled to a lump-sum severance payment equal to the greater of $220,000 or 100% of his then-current base salary.

     On August 15, 1996, we entered into an employment agreement with Mr. Harvey. The agreement had an initial term ending on August 15, 1999, but it is automatically extended for successive one-year periods unless either party gives 90 days prior written notice. The agreement is terminable by us for cause or by Mr. Harvey if there is a material change in his position or duties. The agreement contains an indefinite confidentiality provision, a two-year non-competition provision and a two-year non-interference provision. In the event of Mr. Harvey's termination without cause, he is entitled to a severance payment of up to $120,000, payable in increments in accordance with our ordinary payroll practices, until the earlier of the first anniversary of the termination date or the date that Mr. Harvey commences other employment. If Mr. Harvey's base salary in his new position is less than $120,000, we must pay the difference between $120,000 and his base salary until the first anniversary of the termination date.

     On June 16, 1997, we entered into an employment agreement with Dr. Bender. The agreement had an initial term ending on June 30, 2000, but it is automatically extended for successive one-year periods until either party gives at least 90 days written notice before the expiration of the then-current term. The agreement is terminable by us for cause or by Dr. Bender if there is a material change in his position or duties. The agreement contains a two-year confidentiality provision and a one-year non-competition provision. In the event of Dr. Bender's termination without cause, he is entitled to a lump sum severance payment equal to 200% of his then-current base salary. We also have the discretion to pay Dr. Bender an annual amount equal to 200% of his then-current salary for a period of up to two years following the first anniversary of the date of termination. The annual amount is payable in equal monthly installments. During the period that Dr. Bender receives this annual amount, he is prohibited from engaging in any activity associated with computer software, manufacturing or supply chain management. In addition, the non-competition provisions of Dr. Bender's employment agreement are automatically extended to cover the entire period during which this annual amount is paid.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During fiscal 2000, all compensation matters were handled by the full board of directors, including members of management serving on our board. Two members of our board of directors are officers and employees of our company. No interlocking relationship exists between our board of directors and the board of directors or compensation committee of any other company, nor has any interlocking relationship existed in the past.

                           RELATED PARTY TRANSACTIONS

     Other than compensation agreements and other arrangements, which are described elsewhere in this proxy statement and the transactions described below, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which we were or will be a party:

     - in which the amount involved exceeded or will exceed $60,000 and

     - in which any director, executive officer, holder of more than five percent of our common stock or any member of their immediate family had or will have a direct or indirect material interest.

E.M. WARBURG, PINCUS

     In May 1994, Warburg, Pincus Investors, L.P., an affiliate of E.M. Warburg, Pincus, purchased 540,016 shares of Series B preferred stock and 2,376,651 shares of Series C preferred stock from Factory Automation & Computer Technologies, Inc., our predecessor, for $2.40 per share. The aggregate purchase price for these shares was $7.0 million. Factory Automation & Computer Technologies, Inc. used the proceeds from the sale of the shares to purchase all of its then outstanding convertible Class A preferred stock, warrants to purchase Series A preferred stock, voting common stock and options to purchase voting common stock. Following completion of these transactions, Warburg, Pincus Investors was our sole shareholder.

     In 1996, Warburg, Pincus Investors purchased, in three separate transactions, an aggregate of 3,870,178 shares of Series D preferred stock from Factory Automation & Computer Technologies, Inc. Of these, 3,070,178 shares were purchased at a price of $2.28 per share and 800,000 shares were purchased at a price of $2.50 per share. The aggregate purchase price for these shares was $9.0 million.

     We issued eight subordinated promissory notes to Warburg, Pincus Investors from May 1995 to July 1997. The notes had an aggregate principal amount of $15.0 million and accrued interest at prime plus 2% annually, adjusted bi-annually from the date of issuance. Interest and principal are payable on demand.

     In connection with the subordinated promissory notes, we issued warrants to purchase common stock to Warburg, Pincus Investors. The warrants were exercisable at any time before their expiration dates. Under the terms of the warrant agreements, the warrant holder is protected from future dilution of our common stock. The date and amount of each note and the terms of warrants issued and outstanding related to each note are summarized as follows:

                                                        WARRANTS TO    EXERCISE
                                            AMOUNT        PURCHASE     PRICE OF    EXPIRATION DATE
              DATE OF NOTE                  OF NOTE     COMMON STOCK   WARRANTS       OF WARRANT
              ------------                -----------   ------------   --------   ------------------
May 10, 1995............................  $ 2,000,000    1,301,696      $1.80            May 9, 2005
September 19, 1995......................    2,000,000      681,213       2.94     September 18, 2005
November 5, 1996........................    1,500,000      545,455       2.75       November 4, 2006
December 9, 1996........................    1,000,000      363,636       2.75       December 9, 2006
February 17, 1997.......................    2,500,000      909,091       2.75      February 17, 2007
April 15, 1997..........................    1,500,000      545,455       2.75         April 15, 2007
May 20, 1997............................    2,000,000      727,273       2.75           May 20, 2007
July 20, 1997...........................    2,500,000      714,286       3.50          July 20, 2007
                                          -----------    ---------
Outstanding at June 30, 2000............  $15,000,000    5,788,105
                                          ===========    =========

     E.M. Warburg, Pincus exercised its 5,788,105 warrants in a cashless exercise by surrendering to us a number of shares of common stock to which it would otherwise be entitled upon exercise in lieu of the payment of the cash exercise price. The shares of common stock surrendered in lieu of the cash exercise price were valued at the initial public offering price of our common stock less underwriting discounts and commissions. Accordingly, in August 2000 we issued to E.M. Warburg, Pincus 3,430,835 shares of common stock.

     In addition, in November 1998 we issued a subordinated promissory note to Warburg, Pincus Investors in an aggregate principal amount of $5.0 million. On March 1, 1999, Warburg, Pincus Investors converted the outstanding principal amount of the note into 805,153 shares of Series G preferred stock.

     In April 2000, we received a $2.5 million loan from E.M. Warburg, Pincus. The loan and all accrued interest were repaid in June 2000.

     The aggregate of 7,414,438 shares of redeemable preferred stock owned by Warburg, Pincus Investors were automatically converted into 7,414,438 shares of common stock upon completion of our initial public offering in August 2000. In addition, on May 15, 2000, the board of directors declared a dividend on the redeemable preferred stock. This dividend was paid in 1,354,365 shares of Series H preferred stock that were automatically converted to common stock upon completion of our initial public offering. In connection with this dividend, Warburg, Pincus Investors received 950,549 shares of common stock. In addition, upon the completion of our initial public offering, we and Warburg, Pincus Investors agreed that the aggregate principal amount of $15.0 million in indebtedness, plus accrued interest, held by Warburg, Pincus Investors would be converted into an aggregate of 3,246,280 shares of common stock, at the initial public offering price, less underwriting discounts and commissions.

EXECUTIVE OFFICERS AND DIRECTORS

     On November 5, 1997, Mr. Bartels purchased from Warburg, Pincus Investors 177,560 shares of Series D preferred stock, which he subsequently converted into 177,560 shares of common stock. As consideration for the shares, Mr. Bartels issued Warburg, Pincus Investors a promissory note in the aggregate principal amount of $268,290. The note, which was payable in full on November 5, 1998, has been extended to November 5, 2001.

     In June 1998, Mr. Trino borrowed $138,750 from Warburg, Pincus Investors. The loan matures on July 1, 2001. As collateral for the loan and pursuant to a stock pledge agreement dated June 19, 1998, he pledged the shares of common stock issuable upon the exercise of the first 300,000 of his stock options to Warburg, Pincus Investors.

     In May 2000, we sold 112,500 shares of our common stock to Edward Scott, Jr., a member of our board of directors, for $900,000.

GENERAL

     Any future transactions between SynQuest and its officers, directors or principal shareholders will be approved by a majority of the disinterested members of the board of directors.

                        REPORT ON EXECUTIVE COMPENSATION

     During fiscal 2000, we did not have a Compensation Committee. Therefore, the board of directors has been responsible for ensuring that a proper system of short and long-term compensation is in place to provide performance-oriented incentives to management. Its report on compensation is set forth below.

     In fiscal 2000, each executive officer's compensation was determined by the Chief Executive Officer. Senior management made recommendations to the Chief Executive Officer regarding each executive officer's compensation (except the Chief Executive Officer's compensation), including recommendations for base salary for the succeeding year and discretionary cash bonuses and stock incentive awards. The board of directors was responsible for granting options to purchase common stock to executive officers in fiscal 2000.

     Our compensation philosophy is based on a pay for performance approach. The compensation program seeks to reward individual action that contributes to operating unit performance. Our goal is to be competitive with the marketplace on a total compensation basis, including base salary and annual and long-term incentives:

     - Base Salary. Each executive officer's base salary is based upon the competitive market for the executive officer's services, including the executive's specific responsibilities, experience and overall performance. In keeping with our pay for performance approach, it is our objective to set the base salary at the market base salary level of our peers in the industry. Base salaries are adjusted annually. Changes in responsibilities are also taken into account in the review process.

     - Annual Incentive Compensation. We award discretionary year-end bonuses. These bonuses reflect the contribution of the individual as well as the performance of SynQuest as a whole. Ranges of potential bonuses and performance measures are established annually for each position.

       The performance measures applicable to a particular position vary according to the functions of the position. Performance measures considered by the board of directors include obtaining certain profitability goals as well as each individual meeting personal objectives relative to operational enhancements.

     - Long-Term Incentive Compensation. We use long-term incentive compensation to compensate for achievement of performance measures which extend beyond one year, while at the same time aligning management's interests with that of the shareholders. The board of directors believes that stock-based awards are most appropriate for long-term incentive compensation. In 1997, we adopted the 1997 Stock Option Plan. Under this plan, stock options may be granted by the board of directors. In September 1999, November 1999 and May 2000, the board of directors granted stock options to our executive officers.

     Joseph Trino has been our Chief Executive Officer since July 1996. He beneficially owned approximately 3.6% of our common stock as of September 25, 2000. Mr. Trino's base salary of $235,000 and bonus of $80,000 in fiscal 2000 was reviewed by Henry Kressel, a member of our board of directors. Mr. Trino is eligible for stock options under our stock option plan. In fiscal 2000, Mr. Trino was granted options to purchase 40,000 shares of common stock. His compensation was based on the value of his services to SynQuest, including his specific responsibilities, experience and overall performance in a competitive market.

                                          BOARD OF DIRECTORS

                                          Joseph Trino
                                          Paul Bender
                                          Henry Kressel
                                          Joseph Landy
                                          Edward Scott, Jr.
                                          Peter Tarrant

October 12, 2000

     THE FOREGOING REPORT SHOULD NOT BE DEEMED INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT INCORPORATING BY REFERENCE THIS PROXY STATEMENT INTO ANY FILING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED (TOGETHER, THE "ACTS"), EXCEPT TO THE EXTENT THAT WE SPECIFICALLY INCORPORATE THIS INFORMATION BY REFERENCE, AND SHALL NOT OTHERWISE BE DEEMED FILED UNDER SUCH ACTS.

                         STOCK PRICE PERFORMANCE GRAPH

     We completed our initial public offering on August 14, 2000 at $7.00 per share and, since August 15, 2000, our common stock has traded on the Nasdaq National Market under the symbol "SYNQ." During fiscal 2000, SynQuest's common stock was not publicly traded. Therefore, a stock price performance graph is not included in this proxy statement.

                                 OTHER MATTERS

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers and directors and persons who beneficially own more than ten percent of our common stock to file with the Securities and Exchange Commission certain reports, and to furnish copies thereof to us, with respect to each such person's beneficial ownership of our equity securities. This reporting obligation commenced on August 11, 2000. During fiscal 2000, our executive officers and directors and persons who beneficially own more than ten percent of our common stock were not required to file these reports.

ANNUAL REPORT ON FORM 10-K

     Our Annual Report on Form 10-K for the fiscal year ended June 30, 2000, as filed with the Securities and Exchange Commission, except exhibits thereto, accompanies this proxy statement. The annual report contains audited financial statements. The annual report does not form any part of the material for the solicitation of proxies. We will provide copies of the exhibits, should they be requested by eligible shareholders, and we may impose a reasonable fee for providing such exhibits. Request for additional copies of our annual report on Form 10-K should be mailed to:

                                 SynQuest, Inc.
                               3500 Parkway Lane
                                   Suite 555
                            Norcross, Georgia 30092
                   Attention: Investors Relations Department

SHAREHOLDER PROPOSALS

     Any shareholder proposals intended to be presented at our 2001 Annual Meeting of Shareholders and eligible for inclusion in the Proxy Statement and form of proxy to be distributed by the board of directors in connection with such meeting must be submitted to us in writing on or before June 14, 2001. Any shareholder proposals intended to be presented from the floor at our annual meeting of shareholders in 2001 must be submitted to us in writing on or before October 2, 2001 or the persons appointed as proxies may exercise their discretionary voting authority with respect to the shareholder proposal.

INDEPENDENT PUBLIC ACCOUNTANTS

     Ernst & Young LLP has audited the accounts of SynQuest and its subsidiaries for the fiscal year ended June 30, 2000 and has been appointed by the board of directors to continue in that capacity for the fiscal year ending June 30, 2001. A representative of Ernst & Young LLP will be present at the annual meeting, will have the opportunity to make a statement and will be available to respond to appropriate questions.

OTHER MATTERS

     The board of directors knows of no other matters to be brought before the annual meeting.

EXPENSES OF SOLICITATION

     The cost of solicitation of proxies will be borne by SynQuest. In an effort to have as large a representation at the meeting as possible, special solicitation of proxies may, in certain instances, be made personally or by telephone, telegraph or mail by one or more of our employees. We also will reimburse brokers, banks, nominees and other fiduciaries for postage and reasonable clerical expenses of forwarding the proxy material to their principals who are beneficial owners of our common stock.

                                          By Order of the Board of Directors,

                                          /s/ John Bartels

                                          John Bartels
                                          Secretary

Norcross, Georgia
October 12, 2000

                                                                         ANNEX A

                                 SYNQUEST, INC.

                              AMENDED AND RESTATED
                             1997 STOCK OPTION PLAN

                             DATED OCTOBER 11, 2000

                               TABLE OF CONTENTS

                                                                     PAGE
                                                                     ----
sec. 1. PURPOSE.....................................................  A-1
sec. 2. DEFINITIONS.................................................  A-1
sec. 3. SHARES SUBJECT TO OPTIONS...................................  A-2
sec. 4. EFFECTIVE DATE..............................................  A-2
sec. 5. ADMINISTRATION..............................................  A-3
sec. 6. ELIGIBILITY.................................................  A-3
sec. 7. GRANT OF OPTIONS............................................  A-3
      7.1. Grant....................................................  A-3
      7.2. $100,000 Limit...........................................  A-3
      7.3. Grants to Directors......................................  A-4
sec. 8. OPTION PRICE................................................  A-4
sec. 9. EXERCISE PERIOD.............................................  A-4
sec. 10. NONTRANSFERABILITY.........................................  A-5
sec. 11. SECURITIES REGISTRATION AND RESTRICTIONS...................  A-5
      11.1. Investment Representation...............................  A-5
      11.2. Registration or Qualification of Shares.................  A-5
sec. 12. LIFE OF PLAN................................................ A-6
sec. 13. ADJUSTMENT.................................................. A-6
sec. 14. CHANGE IN CONTROL........................................... A-6
sec. 15. AMENDMENT OR TERMINATION.................................... A-6
sec. 16. MISCELLANEOUS............................................... A-7
      16.1. No Shareholder Rights.................................... A-7
      16.2. Employment............................................... A-7
      16.3. Shareholder Agreement.................................... A-7
      16.4. Withholding.............................................. A-7
      16.5. Construction............................................. A-7

                                    sec. 1.

                                    PURPOSE

     The purpose of this Plan is to promote the interests of SynQuest and its related companies by granting Options to purchase Stock to Key Employees and Directors in order (a) to encourage a sense of proprietorship on the part of Key Employees and Directors who will be largely responsible for the continued growth of SynQuest, (b) to furnish such Key Employees and Directors with further incentive to develop and promote the business and financial success of SynQuest and (c) to induce such Key Employees and Directors to continue in the service of SynQuest, by providing a means whereby such selected individuals may purchase stock in SynQuest.

                                    sec. 2.

                                  DEFINITIONS

     Each term set forth in this sec. 2 shall have the meaning set forth opposite such term for purposes of this Plan and, for purposes of such definitions, the singular shall include the plural and the plural shall include the singular.

     2.1. "Board" means the Board of Directors of SynQuest.

     2.2. "Change in Control" means (a) the sale of all or substantially all of the assets of SynQuest, whether in a single transaction or in a series of transactions occurring within any single 12 month period, (b) the sale by one or more shareholders of SynQuest, in a single transaction or in series of transactions occurring within any single 12 month period, of more than 50% of the issued and outstanding capital stock of SynQuest to any individual, corporation, trust or other entity which is not a shareholder, or is not controlled by a shareholder, of SynQuest as of the date of grant of an Option;
(c) a merger, reorganization, exchange of stock or other securities, or other business combination between SynQuest and another corporation, trust or other business entity which results in the then-existing shareholders of SynQuest owning less than 51% of the total issued and outstanding capital stock of the surviving entity; or (d) the issuance of capital stock of SynQuest after the date of grant of an Option, whether by private placement or public offering or pursuant to the exercise of warrants, options or conversion rights, which causes the existing shareholders of SynQuest to own less than 51% of the total issued and outstanding capital stock of SynQuest.

     2.3. "Code" means the Internal Revenue Code of 1986, as amended.

     2.4. "Committee" means a committee of the Board which shall have at least two members, each of whom shall be appointed by and shall serve at the pleasure of the Board and shall be a "non-employee director" under Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, and an "outside director" under sec. 162(m) of the Code.

     2.5. "Director" means any member of the Board who is not an employee of SynQuest, a Subsidiary or a corporation possessing 51% or more of the total combined voting power of all of the classes of stock in SynQuest.

     2.6. "Fair Market Value" means as of any date (a) the price that the Board or the Committee acting in good faith determines through any reasonable valuation method that a share of Stock might change hands between a willing buyer and a willing seller, neither being under any compulsion to buy or to sell and both having reasonable knowledge of the relevant facts; provided, however, if the Stock is publicly traded on such date, "Fair Market Value" means (b) the closing price on such date for a share of Stock as reported by The Wall Street Journal under the quotation system under which such closing price is reported or, if The Wall Street Journal does not report such closing price, such closing price as reported by a newspaper or trade journal selected by the Board or the Committee or, if no such closing price is available on such date, (c) such closing price as so reported in accordance with sec. 2.6(b) for the immediately preceding business day or, if no newspaper or trade journal reports such closing price or if no such price quotation is available, (d) the price as determined in accordance with sec. 2.6(a).

     2.7. "ISO" means an option granted under this Plan to purchase Stock that is intended to satisfy the requirements of sec. 422 of the Code.

     2.8. "Key Employee" means an employee of SynQuest or any Parent or Subsidiary, or a non-employee consultant retained by SynQuest or any Parent or Subsidiary, who, in the judgment of the Board acting in its absolute discretion, is a key to the success of SynQuest or a Parent or Subsidiary.

     2.9. "1933 Act" means the Securities Act of 1933, as amended.

     2.10. "NQO" means an option granted under this Plan to purchase stock that by its terms provides that it will not be treated as an incentive stock option under sec. 422 of the Code or that fails to satisfy the requirements of sec. 422 of the Code.

     2.11. "Option" means an ISO or a NQO.

     2.12. "Option Agreement" means the written agreement or instrument that sets forth the terms of an Option granted to a Key Employee or Director under this Plan.

     2.13. "Option Price" means the price that shall be paid to purchase one share of Stock upon the exercise of an Option granted under this Plan.

     2.14. "Parent" means any corporation that is a parent corporation (within the meaning of sec. 424(e) of the Code) of SynQuest.

     2.15. "Plan" means this SynQuest, Inc. Amended and Restated 1997 Stock Option Plan as amended from time to time hereafter.

     2.16. "Stock" means the $.01 par value Common Stock of SynQuest.

     2.17. "Subsidiary" means any corporation that is a subsidiary corporation (within the meaning of sec. 424(f) of the Code) of SynQuest.

     2.18. "SynQuest" means SynQuest, Inc. and any successor to such corporation.

     2.19. "Ten Percent Shareholder" means a person who owns (after taking into account the attribution rules of sec. 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of either SynQuest, a Parent or a Subsidiary.

                                    sec. 3.

                           SHARES SUBJECT TO OPTIONS

     There shall be 5,000,000 shares of Stock reserved for use under this Plan. Such shares of Stock shall be reserved to the extent that the Board deems appropriate from authorized but unissued shares of Stock and from shares of Stock that have been reacquired by SynQuest. Any shares of Stock subject to an Option that remain unissued after the cancellation, expiration or exchange of such Option for another Option shall again become available for use under this Plan, but any shares of Stock used to satisfy a withholding obligation under sec. 16.4 of this Plan shall not again be available for use under this Plan.

                                    sec. 4.

                                 EFFECTIVE DATE

     The effective date of this Plan shall be the date the Plan was originally adopted by the Board, provided SynQuest's shareholders (acting at a duly called meeting of such shareholders) approve the establishment of this Plan within 12 months after the date the Board adopts this Plan. Any Option granted before such shareholder approval automatically shall be granted subject to such approval. If there is no such approval by SynQuest's shareholders, this Plan shall not go into effect and the grant of any Options under this Plan shall be null and void.

                                    sec. 5.

                                 ADMINISTRATION

     This Plan shall be administered by the Board. The Board, acting in its absolute discretion, shall exercise such powers and take such action as expressly called for under this Plan and, further, the Board shall have the power to interpret this Plan, and the respective Option Agreements entered into hereunder, and to take such other action in the administration and operation of this Plan as the Board deems equitable under the circumstances, which action shall be final and binding on SynQuest, on each affected Key Employee and Director and on each other person directly or indirectly affected by such action.

                                    sec. 6.

                                  ELIGIBILITY

     Key Employees and Directors shall be eligible for the grant of NQOs under this Plan. Only Key Employees who are current employees of SynQuest or a Parent or Subsidiary shall be eligible for the grant of ISOs under this Plan. However, no Key Employee in any calendar year shall be granted an Option or series of Options to purchase (subject to sec. 13 of this Plan) more than 700,000 shares of Stock unless such grant or grants are made in connection with the initial employment of an individual or the Board in its discretion determines that exceeding such grant cap is in SynQuest's best interest.

                                    sec. 7.

                                GRANT OF OPTIONS

     7.1. Grant. The Board or the Committee acting in its absolute discretion shall grant Options to Key Employees, including "covered employees" under sec. 162(m) of the Code. Each grant of an Option shall be evidenced by an Option Agreement, and each Option Agreement shall:

          (a) specify whether the Option is an ISO or NQO, and

          (b) incorporate such other terms and conditions as the Board or the Committee acting in its absolute discretion deems consistent with the terms of this Plan, including (without limitation) a limitation on the number of shares subject to the Option which first become exercisable during any particular period.

To the extent the Board or the Committee grants an Option that SynQuest intends to constitute an incentive stock option under sec. 422 of the Code but such Option or portion thereof fails to satisfy the requirements under sec. 422 of the Code, such Option or portion thereof shall be treated as a NQO. If the Board or the Committee grants an ISO and a NQO to an eligible Key Employee on the same date, the right of the Key Employee to exercise the ISO shall not be conditioned on his or her failure to exercise the NQO.

     7.2. $100,000 Limit. The aggregate Fair Market Value of the shares of Stock subject to ISOs and other incentive stock options (that satisfy the requirements under sec. 422 of the Code) granted to an eligible Key Employee under this Plan and under any other stock option plan adopted by SynQuest, a Parent or a Subsidiary that first become exercisable in any calendar year shall not exceed $100,000. Such Fair Market Value figure shall be determined by the Board or the Committee on the date the ISO or other incentive stock option is granted. The Board or the Committee shall interpret and administer the limitation set forth in this sec. 7.2 in accordance with sec. 422(d) of the Code, and the Board or the Committee shall treat this sec. 7.2 as in effect only for those periods for which sec. 422(d) of the Code is in effect.

     7.3. Grants to Directors.

          (a) Initial Grant. Each Director automatically shall be granted (without any further action on the part of the Board or the Committee) a NQO under this Plan to purchase 40,000 shares of Stock as of the later of the first day he serves as such or the adoption and approval of this Plan. Such grant shall be made at an Option Price equal to the Fair Market Value of a share of Stock on the date of such grant.

          (b) Ongoing Grants. Each Director who is serving as such on each four year anniversary of the date he received a grant pursuant to Section 7.3(a) automatically shall be granted (without any further action on the part of the Board or the Committee) a NQO under this Plan as of the date of such anniversary to purchase 40,000 shares of Stock. Such grant shall be made at an Option Price equal to the Fair Market Value of a share of Stock on such date.

          (c) Option Certificates. Each NQO granted under this Plan to a Director shall be evidenced by an Option Certificate, shall be exercisable 25% per year commencing one year from the date of grant (so long as the recipient is serving as a Director on such date) and shall expire 90 days after a Director ceases to serve as such or, if earlier, on the tenth anniversary of the date of the grant of the NQO. A NQO granted to a Director under this Plan shall conform in all other respects to the terms and conditions of a NQO under this Plan, and no Director shall be eligible to receive an Option under this Plan except as provided in this sec. 7.3. A grant of a NQO to a Director under this sec. 7.3 is intended to be granted in a manner which continues to allow such Director to be a "non-employee director" under Rule 16b-3 and an "outside director" under Section 162(m) of the Code, and all NQOs granted to Directors as well as this sec. 7.3 shall be construed to effect such intent.

                                    sec. 8.

                                  OPTION PRICE

     The Option Price for each share of Stock subject to an ISO shall be set by the Board or the Committee at the time the Option is granted, but such price shall not be set at less than the Fair Market Value of a share of Stock on the date the ISO is granted or, if the ISO is granted to an eligible Key Employee who is a Ten Percent Shareholder, the Option Price for each share of Stock subject to such ISO shall be no less than 110% of the Fair Market Value of a share of Stock on the date the ISO is granted. The Option Price for a NQO may be less than the Fair Market Value of a share of Stock on the date the NQO is granted but shall under no circumstances be less than adequate consideration as determined by the Board or the Committee for such a share. The Option Price shall be payable in full upon the exercise of any Option, and an Option Agreement at the discretion of the Board or the Committee may provide for the payment of the Option Price either in cash or in Stock held by the Key Employee or Director or in any combination of cash and such Stock. If an Option Agreement allows the payment of the Option Price in whole or in part in Stock, such payment shall be made in Stock acceptable to the Board or the Committee which the Key Employee or Director has held for at least 6 months. Any payment made in Stock shall be treated as equal to the Fair Market Value of such Stock as of the date the properly endorsed certificate for such Stock is delivered to SynQuest.

                                    sec. 9.

                                EXERCISE PERIOD

     Each Option granted under this Plan shall be exercisable in whole or in part at such time or times as set forth in the related Option Agreement, but no Option Agreement shall make an Option exercisable on or after the earlier of

          (a) the date that is the fifth anniversary of the date the Option is granted, if the Option is an ISO and the eligible Key Employee is a Ten Percent Shareholder on the date the Option is granted, or

          (b) the date that is the tenth anniversary of the date the Option is granted, if the Option is a NQO or if the Option is an ISO and is granted to an eligible Key Employee who is not a Ten Percent Shareholder on the date the Option is granted.

An Option Agreement may provide for the exercise of an Option after the employment of a Key Employee or the service of a Director has terminated for any reason whatsoever, including death or disability; provided, however, to the extent an ISO remains or becomes exercisable on or after the last day of the 3 consecutive month period that immediately follows the last day of a Key Employee's continuous period of employment by SynQuest, a Parent or a Subsidiary (other than as a result of death or disability), the Option after such date no longer will qualify for any special income tax benefits under sec. 422 of the Code.

                                    sec. 10.

                               NONTRANSFERABILITY

     No Option granted under this Plan shall be transferable by a Key Employee or Director, and such Option shall be exercisable during the lifetime of a Key Employee or Director only by such Key Employee or Director, except that (1) an Option may be transferred by will or by the laws of descent and distribution, and the person or persons to whom an Option is transferred by will or by the laws of descent and distribution will be treated as the Key Employee or Director under this Plan, and (2) in the case of an NQO only, a Key Employee or Director may transfer the NQO (whether by gift or sale), in whole or in part, to an entity (including without limitation a partnership, limited partnership, corporation, limited liability company, or trust), if (and only if) all of the beneficial interests of the transferee entity are held by the Key Employee or Director, the Key Employee's or Director's spouse, and/or the Key Employee's or Director's direct lineal descendants, and the entity to which the NQO is so transferred will be treated as the Key Employee or Director under this Plan.

                                    sec. 11.

                    SECURITIES REGISTRATION AND RESTRICTIONS

     11.1. Investment Representation. Each Option Agreement shall provide that, if so requested by SynQuest, the Key Employee or Director shall make a written representation to SynQuest that he or she will not sell or offer for sale any of such Stock unless a registration statement shall be in effect with respect to such Stock under the 1933 Act and any applicable state securities law or he or she shall have furnished to SynQuest an opinion in form and substance satisfactory to SynQuest of legal counsel satisfactory to SynQuest that such registration is not required. Certificates representing the Stock transferred upon the exercise of an Option may, at the discretion of SynQuest, bear a legend to the effect that the Key Employee or Director agrees to hold such Stock for investment and not with a view to resale or distribution to the public and that such Stock has not been registered under the 1933 Act or any applicable state securities law and that such Stock cannot be sold or offered for sale in the absence of an effective registration statement as to such Stock under the 1933 Act and any applicable state securities law or an opinion in form and substance satisfactory to SynQuest of legal counsel satisfactory to SynQuest that such registration is not required.

     11.2. Registration or Qualification of Shares. If the Board determines that registration or qualification of shares is necessary or desirable, SynQuest shall, at its expense, take such action as may be required to effect such registration or qualification.

                                    sec. 12.

                                  LIFE OF PLAN

     No Option shall be granted under this Plan on or after the earlier of (a) the tenth anniversary of the effective date of this Plan (as determined under sec. 4 of this Plan), in which event this Plan shall continue in effect thereafter until all outstanding Options have been exercised in full or no longer are exercisable, or (b) the date on which all of the Stock reserved under sec. 3 of this Plan has (as a result of the exercise of Options) been issued or no longer is available for use under this Plan, in which event this Plan also shall terminate on such date.

                                    sec. 13.

                                   ADJUSTMENT

     The number, kind or class (or any combination thereof) of shares of Stock reserved under sec. 3 of this Plan, the annual grant caps described in sec. 6 of this Plan and the number, kind or class (or any combination thereof) of shares of Stock subject to Options granted under this Plan and the Option Price of such Options shall be adjusted by the Board in an equitable manner to reflect any change in the capitalization of SynQuest, including, but not limited to, such changes as stock dividends or stock splits. Furthermore, the Board shall have the right to adjust (in a manner which satisfies the requirements of sec. 424(a) of the Code) the number, kind or class (or any combination thereof) of shares of Stock reserved under sec. 3 of this Plan, the annual grant caps described in sec. 6 of this Plan and the number, kind or class (or any combination thereof) of shares subject to Options granted under this Plan and the Option Price of such Options in the event of any corporate transaction described in sec. 424(a) of the Code, which provides for the substitution or assumption of such Options in order to take into account on an equitable basis the effect of such transaction. If any adjustment under this sec. 13 would create a fractional share of Stock or a right to acquire a fractional share of Stock, such fractional share shall be disregarded and the number of shares of Stock reserved under this Plan, the annual grant caps described in Section 6 of this Plan and the number subject to any Options granted under this Plan shall be the next lower number of shares of Stock, rounding all fractions downward. An adjustment made under this sec. 13 by the Board shall be conclusive and binding on all affected persons and, further, shall not constitute an increase in "the number of shares reserved under sec. 3" within the meaning of sec. 15(a) of this Plan.

                                    sec. 14.

                               CHANGE IN CONTROL

     If there is a Change in Control, SynQuest shall notify each Key Employee or Director who has an Option outstanding and each such Key Employee or Director thereafter shall have the right to exercise in full any Option previously granted to him or her that is then outstanding (notwithstanding that such Option may not otherwise have fully vested under the terms of the applicable Option Agreement).

                                    sec. 15.

                            AMENDMENT OR TERMINATION

     This Plan may be amended by the Board from time to time to the extent that the Board deems necessary or appropriate; provided, however, no such amendment shall be made absent the proper approval of the shareholders of SynQuest (a) to increase the number of shares reserved under sec. 3 of this Plan, (b) to change the class of employees eligible for Options under sec. 6 of this Plan, or (c) to comply with applicable provisions of the Code, state law or NASD or exchange listing rules, which require such shareholder approval. The Board also may suspend the granting of Options under this Plan at any time and may terminate this Plan at any time; provided, however, the Board shall not have the right unilaterally to modify, amend or cancel any Option granted before such suspension or termination unless (i) the Key

Employee or Director consents in writing to such modification, amendment or cancellation or (ii) there is a dissolution or liquidation of SynQuest or a transaction described in sec. 13 or sec. 14 of this Plan.

                                    sec. 16.

                                 MISCELLANEOUS

     16.1. No Shareholder Rights. No Key Employee or Director shall have any rights as a shareholder of SynQuest as a result of the grant of an Option to him or to her under this Plan or his or her exercise of such Option pending the actual delivery of Stock subject to such Option to such Key Employee or Director.

     16.2. Employment. The grant of an Option to a Key Employee or Director under this Plan shall not constitute a contract of employment or a right to continue to serve on the Board and shall not confer on a Key Employee or Director any rights upon his or her termination of employment or services as a Director in addition to those rights, if any, expressly set forth in the Option Agreement that evidences his or her Option.

     16.3. Shareholder Agreement. SynQuest shall have the right to require a Key Employee or Director to enter into such employment, shareholder, buy-sell, right of first refusal or other agreement or agreements that SynQuest deems appropriate under the circumstances as a condition to the grant or to the exercise of any Option.

     16.4. Withholding. Each Option grant shall be made subject to the condition that the Key Employee or Director consents to whatever action the Board or the Committee directs to satisfy the federal and state tax withholding requirements, if any, that the Board or the Committee in its discretion deems applicable to the exercise of such Option. The Board or the Committee also shall have the right to provide, in an Option Agreement, that a Key Employee or Director may elect to satisfy federal and state tax withholding requirements through a reduction in the number of shares of Stock actually transferred to him or to her under this Plan.

     16.5. Construction. This Plan shall be construed under the laws of the State of Georgia. The headings in this Plan are for convenience of reference purposes only.

     IN WITNESS WHEREOF, SynQuest, Inc. has caused its duly authorized officer to execute this Plan, as amended and restated this 11th day of October, 2000 to evidence its adoption of this Plan.

                                          SYNQUEST, INC.

                                          By:         /s/ JOE TRINO
                                            ------------------------------------
                                              Joe Trino
                                              Chairman and Chief Executive
                                              Officer

                                 SYNQUEST, INC.
                                                                           PROXY
                   PROXY SOLICITED BY THE BOARD OF DIRECTORS
          FOR THE ANNUAL MEETING OF SHAREHOLDERS ON NOVEMBER 16, 2000

   The undersigned hereby appoints Joseph Trino and John Bartels and each of them, proxies, with full power of substitution and resubstitution, for and in the name of the undersigned, to vote all shares of common stock of SynQuest, Inc. which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders to be held on Thursday, November 16, 2000, at 9:00 a.m., local time, at 3500 Parkway Lane, Suite 555, Norcross, Georgia, or at any adjournment thereof, upon the matters described in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement, receipt of which is hereby acknowledged, and upon any other business that may properly come before the Annual Meeting of Shareholders or any adjournment thereof. Said proxies are directed to vote on the matters described in the Notice of Annual Meeting of Shareholders and Proxy Statement as follows, and otherwise in their discretion upon such other business as may properly come before the Annual Meeting of Shareholders or any adjournment thereof.

1. To elect six (6) directors to serve until the 2001 Annual Meeting of
Shareholders:

 [ ] FOR all nominees listed (except as marked below to the contrary)

Joseph Trino                                      Joseph Landy
Paul Bender                                       Edward Scott, Jr.
Henry Kressel                                     Peter J. Tarrant

    (INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE,
          STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST ABOVE.)

 [ ] WITHHOLD AUTHORITY to vote for all nominees listed

2. To approve the Company's Amended and Restated 1997 Stock Option Plan.

 [ ] FOR the Amended and Restated 1997 Stock Option Plan

 [ ] AGAINST the Amended and Restated 1997 Stock Option Plan

   THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO DIRECTION IS INDICATED, THE PROXY WILL BE VOTED FOR THE ABOVE-STATED PROPOSALS.

                                                  Date: ----------------- , 2000

                                                  ------------------------------

                                                  Please sign exactly as your
                                                  name or names appear hereon.
                                                  For more than one owner as
                                                  shown above, each should sign.
                                                  When signing in a fiduciary or
                                                  representative capacity,
                                                  please give full title. If
                                                  this proxy is submitted by a
                                                  corporation, it should be
                                                  executed in the full corporate
                                                  name by a duly authorized
                                                  officer, if a partnership,
                                                  please sign in partnership
                                                  name by authorized person.

PLEASE COMPLETE, DATE AND SIGN THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING ON NOVEMBER 16, 2000. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY.